Exhibit I
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Preferred Shares of the Issuer, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of February 3, 2009.

MP Thrift Investments L.P.

By:	/s/ Robert H. Weiss Name: Robert H. Weiss
Title: General Counsel

MPGOP III Thrift AV-I L.P.

By:	/s/ Robert H. Weiss Name: Robert H. Weiss
Title: General Counsel

MPGOP (Cayman) III Thrift AV-I L.P.

By:	/s/ Robert H. Weiss Name: Robert H. Weiss
Title: General Counsel

MP (Thrift) Global Partners III LLC

By:	/s/ Robert H. Weiss Name: Robert H. Weiss
Title: General Counsel

MP (Thrift) Asset Management LLC

By:	/s/ Robert H. Weiss Name: Robert H. Weiss
Title: General Counsel

MP (Thrift) LLC

By:	/s/ Robert H. Weiss Name: Robert H. Weiss
Title: General Counsel

David J. Matlin

By:	/s/ Robert H. Weiss Name: Robert H. Weiss
Title: Attorney-in-Fact

Mark R. Patterson

By:	/s/ Robert H. Weiss Name: Robert H. Weiss
Title: Attorney-in-Fact

MatlinPatterson Global Advisers LLC

By:	/s/ Robert H. Weiss Name: Robert H. Weiss
Title: General Counsel